As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2910 Seventh Street

Berkeley, California 94710

(Address of principal executive offices)

XOMA Corporation 2015 Employee Stock Purchase Plan

(Full title of the Plan)

Thomas Burns

Vice President, Finance and Chief Financial Officer

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copy to:

Michael T. Frank

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304

(650) 813-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.0075 per share	300,000	$2.91	$873,000	$102

(1)	Represents 300,000 shares of common stock of XOMA Corporation that may be offered or sold pursuant to the XOMA Corporation 2015 Employee Stock Purchase Plan.
(2)	Represents the average of the high and low prices of the common stock of XOMA Corporation on May 20, 2015, as reported by The NASDAQ Global Market, and is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. This amount is multiplied by .85 (85% is the percentage of the price per share of the common stock of XOMA Corporation applicable to purchases under the XOMA Corporation 2015 Employee Stock Purchase Plan).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I is not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

XOMA Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 11, 2015 (the “2014 Form 10-K”);

(2)	The information specifically incorporated by reference into the 2014 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 10, 2015;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on May 7, 2015;

(4)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 12, 2015, March 2, 2015 and March 4, 2015;

(5)	The Registrant’s Current Report on Form 8-K/A filed with the Commission on April 7, 2015; and

(6)	The description of the Registrant’s common stock contained in the prospectus dated December 16, 2011, filed with the Commission on December 19, 2011, which is part of the Registrant’s registration statement on Form S-4/A filed with the Commission on December 13, 2011, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The Registrant’s certificate of incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director (including with regard to any actions taken or omitted as a director of the Registrant when it was a Bermuda company, whether taken or omitted prior to the effective time of the Registrant’s change in its jurisdiction of incorporation from Bermuda to Delaware, in connection with the discontinuance of the Registrant in Bermuda or the continuance of the Registrant in State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Registrant’s by-laws also provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL. For purposes of the indemnification described in this paragraph, references to the Registrant include XOMA Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as XOMA Corporation. The Registrant will remain obligated on any of its indemnification obligations of arising prior to its change in its jurisdiction of incorporation from Bermuda to Delaware.

The Registrant has entered into indemnification agreements with its directors and certain executive officers, in addition to indemnification provided for in its charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and other executive officers in the future.

The Registrant has purchased and intends to maintain insurance on its behalf and on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit index.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on the 21st day of May, 2015.

XOMA CORPORATION

By:	/s/ John Varian
John Varian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints John Varian and Thomas Burns, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same Offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ John Varian	Chief Executive Officer (Principal Executive Officer) and Director	May 21, 2015
John Varian

/s/ Thomas Burns	Vice President, Finance and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 21, 2015
Thomas Burns

/s/ Patrick J. Scannon	Executive Vice President and Chief Scientific Officer and Director	May 21, 2015
Patrick J. Scannon M.D., Ph.D.

	Chairman of the Board	May 21, 2015
W. Denman Van Ness

	Director	May 21, 2015
William K. Bowes, Jr.

/s/ Peter Barton Hutt	Director	May 21, 2015
Peter Barton Hutt

/s/ Joseph M. Limber	Director	May 21, 2015
Joseph M. Limber

SIGNATURE	TITLE	DATE

/s/ Timothy P. Walbert	Director	May 21, 2015
Timothy P. Walbert

/s/ Jack L. Wyszomierski	Director	May 21, 2015
Jack L. Wyszomierski

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation of XOMA Corporation (Exhibit 3.1) (1)

3.2	By-Laws of XOMA Corporation (Exhibit 3.2) (1)

4.1	Form of Stock Certificate (Exhibit 4.1) (1)

4.3	Form of Amended and Restated Warrant (June 2009 Warrants) (Exhibit 10.6) (2)

4.4	Form of Warrant (February 2010 Warrants) (Exhibit 10.2) (2)

4.5	Form of Warrant (December 2011 Warrants) (Exhibit 4.9) (3)

4.6	Form of Warrant (March 2012 Warrants) (Exhibit 4.1) (4)

4.7	Form of Warrant (December 2014 Warrants) (Exhibit 4.1) (5)

4.8	Form of Warrant (February 2015 Warrants) (Exhibit 4.10) (6)

5.1	Opinion of Morrison & Foerster LLP*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Counsel (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

99.1	2015 Employee Stock Purchase Plan*

99.2	Form of Subscription Agreement and Authorization of Deduction under the 2015 Employee Stock Purchase Plan*

*	Filed herewith.
(1)	Incorporated by reference to the referenced exhibit to Registrant’s Current Report on Form 8-K filed January 3, 2012 (File No. 0-14710).
(2)	Incorporated by reference to the referenced exhibit to Registrant’s Current Report on Form 8-K filed February 2, 2010 (File No. 0-14710).

(3)	Incorporated by reference to the referenced exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 0-14710).
(4)	Incorporated by reference to the referenced exhibit to Registrant’s Current Report on Form 8-K filed March 7, 2012 (File No. 0-14710).
(5)	Incorporated by reference to the referenced exhibit to Registrant’s Current Report on Form 8-K filed December 9, 2014 (File No. 0-14710).
(6)	Incorporated by reference to the referenced exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 (File No. 0-14710)